UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 9, 2005

MarineMax, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14173	59-3496957
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

18167 U.S. Highway 19, North, Suite 300, Clearwater, Florida		33764
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	727-531-1700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Dealer Agreements with Sea Ray

Brunswick, through its Sea Ray division, and we, through our principal operating subsidiaries, are parties to Sales and Service Agreements relating to Sea Ray products extending through June 30, 2015. Each of these dealer agreements appoints one of our operating subsidiaries as a dealer for the retail sale, display, and servicing of all Sea Ray products, parts, and accessories currently or in the future sold by Sea Ray. Each dealer agreement designates a designated geographical territory for the dealer, which is exclusive to the dealer as long as the dealer is not in breach of the material obligations and performance standards under the agreement and Sea Ray’s then current material policies and programs following notice and the expiration of any applicable cure periods without cure. Each dealer agreement also specifies retail locations, which the dealer may not close, change, or add to without the prior written consent of Sea Ray, provided that Sea Ray may not unreasonably withhold its consent. Each dealer agreement also restricts the dealer from selling, advertising (other than in recognized and established marine publications), soliciting for sale, or offering for resale any Sea Ray products outside its territory without the prior written consent of Sea Ray as long as similar restrictions also apply to all domestic Sea Ray dealers selling comparable Sea Ray products. In addition, each dealer agreement provides for the lowest product prices charged by Sea Ray from time to time to other domestic Sea Ray dealers, subject to the dealer meeting all the requirements and conditions of Sea Ray's applicable programs and the right of Sea Ray in good faith to charge lesser prices to other dealers to meet existing competitive circumstances, for unusual and non-ordinary business circumstances, or for limited duration promotional programs.

Among other things, each dealer agreement requires the dealer to

• devote its best efforts to promote, display, advertise, and sell Sea Ray products at each of its retail locations in accordance with the agreement and applicable laws;

• purchase and maintain at all times sufficient inventory of current Sea Ray products to meet the reasonable demand of customers at each of its locations and to meet Sea Ray’s applicable minimum inventory requirements;

• maintain at each retail location, or at another acceptable location, a service department that is properly staffed and equipped to service Sea Ray products promptly and professionally and to maintain parts and supplies to service Sea Ray products properly on a timely basis;

• perform all necessary product rigging, installation, and inspection services prior to delivery to purchasers in accordance with Sea Ray’s standards and perform post-sale services of all Sea Ray products sold by the dealer and brought to the dealer for service;

• provide or arrange for warranty and service work for Sea Ray products;

• provide appropriate instructions to purchasers on how to obtain warranty and service work from the dealer;

• furnish product purchasers with Sea Ray's limited warranty on new products and with information and training as to the safe and proper operation and maintenance of the products;

• assist Sea Ray in performing any product defect and recall campaigns;

• achieve sales performance in accordance with fair and reasonable standards and sales levels established by Sea Ray in consultation with the dealer based on factors such as population, sales potential, market share percentage of Sea Ray products sold in the territory compared with competitive products sold in the territory, local economic conditions, competition, past sales history, number of retail locations, and other special circumstances that may affect the sale of Sea Ray products or the dealer, in each case consistent with standards established for all domestic Sea Ray dealers selling comparable products;

• provide designated financial information that is truthful and accurate;

• conduct its business in a manner that preserves and enhances the reputation and goodwill of both Sea Ray and the dealer for providing quality products and services;

• maintain the financial ability to purchase and maintain on hand and display Sea Ray’s current product models;

• maintain customer service ratings in compliance with Sea Ray's criteria;

• comply with those dealer’s obligations that may be imposed or established by Sea Ray applicable to all domestic Sea Ray dealers;

• maintain a financial condition that is adequate to satisfy and perform its obligations under the agreement;

• achieve within designated time periods or maintain master dealer status or other applicable certification requirements as established from time to time by Sea Ray applicable to all domestic Sea Ray dealers;

• notify Sea Ray of the addition or deletion of any retail locations;

• sell Sea Ray products only on the basis of Sea Ray’s published applicable limited warranty and make no other warranty or representations concerning the limited warranty, expressed or implied, either verbally or in writing;

• provide timely warranty service on all Sea Ray products presented to the dealer by purchasers in accordance with Sea Ray’s then current warranty program applicable to all domestic Sea Ray dealers selling comparable Sea Ray products; and

• provide Sea Ray with access to the dealer’s books and records and such other information as Sea Ray may reasonably request to verify the accuracy of the warranty claims submitted to Sea Ray by the dealer with regard to such warranty claims;

Sea Ray has agreed to indemnify each of our dealers against any losses to third parties resulting from Sea Ray’s negligent acts or omissions involving the design or manufacture of any of its products or any breach by it of the agreement. Each of our dealers has agreed to indemnify Sea Ray against any losses to third parties resulting from the dealer’s negligent acts or omissions involving the dealer’s application, use, or repair of Sea Ray products, statements or representation not specifically authorized by Sea Ray, the installation of any after market components or any other modification or alteration of Sea Ray products, and any breach by the dealer of the agreement.

Each dealer agreement may be terminated

• by Sea Ray, upon 60 days prior written notice, if the dealer fails or refuses to place a minimum stocking order of the next model year's products in accordance with requirements applicable to all Sea Ray dealers generally or fails to meet its financial obligations as they become due to Sea Ray or to the dealer's lenders;

• by Sea Ray or the dealer, upon 60 days written notice to the other, in the event of a breach or default by the other with any of the of the material obligations, performance standards, covenants, representations, warranties, or duties imposed by the agreement or the Sea Ray manual that has not been cured within 60 days of the notice of the claimed deficiency or within a reasonable period when the cure cannot be completed within a 60-day period, or at the end of the 60-day period without the opportunity to cure when the cause constitutes bad faith;

• by Sea Ray or the dealer if the other makes a fraudulent misrepresentation that is material to the agreement or the other engages in an incurable act of bad faith;

• by Sea Ray or the dealer in the event of the insolvency, bankruptcy, or receivership of the other;

• by Sea Ray in the event of the assignment of the agreement by the dealer without the prior written consent of Sea Ray;

• by Sea Ray upon at least 15 days' prior written notice in the event of the failure to pay any sums due and owing to Sea Ray that are not disputed in good faith; and

• upon the mutual consent of Sea Ray and the dealer.

Brunswick Agreement Relating to Acquisitions Risk Factors

We and the Sea Ray Division of Brunswick have entered into a revised agreement replacing our prior agreement to provide a process for our continued growth through the acquisition of additional Sea Ray boat dealers that desire to be acquired by us. The agreement extends through June 30, 2005. Under the agreement, acquisitions of Sea Ray dealers will be mutually agreed upon by us and Sea Ray with reasonable efforts to be made to include a balance of Sea Ray dealers that have been successful and those that have not been. The agreement provides that Sea Ray will not unreasonably withhold its consent to any proposed acquisition of a Sea Ray dealer by us, subject to the conditions set forth in the agreement. Among other things, the agreement provides for us to provide Sea Ray with a business plan for each proposed acquisition, including historical financial and five-year projected financial information regarding the acquisition candidate; marketing and advertising plans; service capabilities and managerial and staff personnel; information regarding the ability of candidate to achieve performance standards within designated periods; and information regarding the success of our previous acquisitions of Sea Ray dealers. The agreement also contemplates Sea Ray reaching a good faith determination whether the acquisition would be in its best interest based on our dedication and focus of resources on the Sea Ray brand and Sea Ray’s consideration of any adverse effects that the approval would have on the resulting territory configuration and adjacent or other dealer sales and the absence of any violation of applicable laws or rights granted by Sea Ray to others.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.
Not applicable.

(b) Pro Forma Financial Information.
Not applicable.

(c) Shell Company Transactions.
Not applicable.

(d) Exhibits.

Exhibit
Number Description
1.1 Dealer Agreement dated December 7, 2005 between the Sea Ray Division of Brunswick Corporation and MarineMax, Inc.

1.2 Agreement Relating to Acquisitions dated December 7, 2005 between the Sea Ray Division of Brunswick Corporation and the principal operating subsidiaries of MarineMax, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MarineMax, Inc.

December 9, 2005	By:	Michael H. McLamb

Name: Michael H. McLamb
Title: Executive Vice President, Chief Financial Officer and Secretary

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Exhibit Index

Exhibit No.	Description

1.1	Dealer Agreement dated December 7, 2005 between the Sea Ray Division of Brunswick Corporation and MarineMax, Inc
1.2	2